Exhibit 99.1

May 23, 2018

For 6:00 am ET Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Tiffany Mason	Colleen Penhall
	704-758-2033	704-758-2958
	tiffany.l.mason@lowes.com	colleen.b.penhall@lowes.com

LOWE’S REPORTS FIRST QUARTER SALES AND EARNINGS RESULTS

— Reaffirms Fiscal Year 2018 Guidance —

MOORESVILLE, N.C. – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $988 million and diluted earnings per share of $1.19 for the quarter ended May 4, 2018, compared to net earnings of $602 million and diluted earnings per share of $0.70 in the first quarter of 2017. Diluted earnings per share increased 15.5 percent from adjusted diluted earnings per share1 of $1.03 in the same period a year ago.

Sales for the first quarter increased 3.0 percent to $17.4 billion from $16.9 billion in the first quarter of 2017, and comparable sales increased 0.6 percent. Comparable sales for the U.S. home improvement business increased 0.5 percent.

During the quarter, the company adopted the new revenue recognition accounting standard ASU No. 2014-09. As a result, the company reclassified certain items within operating income. This change resulted in an increase to sales of approximately $130 million in the first quarter, driven primarily by the reclassification of the profit sharing income from the company’s proprietary credit program from selling, general and administrative expense. This accounting standard had no impact on comparable sales or diluted earnings per share in the first quarter of 2018. It has been adopted on a modified retrospective basis, therefore the prior year has not been adjusted.

“We drove solid performance in indoor categories and continued to grow our sales to Pro customers. However, prolonged unfavorable weather across geographies led to a delayed spring selling season which impacted results in outdoor categories,” commented Robert A. Niblock, Lowe’s chairman, president and CEO. “Spring has now arrived and we are encouraged by strong sales in the month of May.

“We continue to work diligently to improve conversion, better manage inventory and stabilize gross margin, while investing in the capabilities required to deliver simple and seamless customer experiences,” Niblock added. “I’d like to thank our employees for their commitment and dedication to helping people love where they live.”

Delivering on its commitment to return excess cash to shareholders, the company repurchased $750 million of stock under its share repurchase program and paid $340 million in dividends in the first quarter.

As of May 4, 2018, Lowe’s operated 2,154 home improvement and hardware stores in the United States, Canada and Mexico representing 215.1 million square feet of retail selling space.

[1]	Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information as well as a reconciliation between the Company’s GAAP and non-GAAP financial results.

A conference call to discuss first quarter 2018 operating results is scheduled for today (Wednesday, May 23) at 9:00 am ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on Lowe’s First Quarter 2018 Earnings Conference Call Webcast. Supplemental slides will be available fifteen minutes prior to the start of the conference call. A replay of the call will be archived on Lowes.com/investor until August 21, 2018.

 Lowe’s Business Outlook

The company has reflected the impact of its adoption of the new revenue recognition accounting standard in its Business Outlook, which resulted in the reclassification of certain items within operating income. Although this change has no effect on operating income, it does positively impact total sales growth by approximately 1 percent and negatively impact operating margin by approximately 10 basis points.

Fiscal Year 2018 (comparisons to fiscal year 2017; based on U.S. GAAP)

•	Total sales are expected to increase approximately 5 percent.

•	Comparable sales are expected to increase approximately 3.5 percent.

•	The company expects to add approximately 10 home improvement and hardware stores.

•	Operating income as a percentage of sales (operating margin) is expected to decrease approximately 40 basis points.[2]

•	The effective income tax rate is expected to be approximately 25.5%.

•	Diluted earnings per share of $5.40 to $5.50 are expected for the fiscal year ending Feb. 1, 2019.

[2]	Includes 4 basis point net negative impact from the gain on the sale of the company’s interest in its Australian joint venture (2Q 2017) and the one-time bonus paid to eligible hourly U.S. employees (4Q 2017).

 Disclosure Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity” and similar expressions are forward-looking statements. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements about future financial and operating results, Lowe’s plans, objectives, business outlook, priorities, expectations and intentions, expectations for sales growth, comparable sales, earnings and performance, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for services, share repurchases, Lowe’s strategic initiatives, including those relating to acquisitions by Lowe’s and the expected impact of such transactions on our strategic and operational plans and financial results, and any statement of an assumption underlying any of the foregoing and other statements that are not historical facts. Although we believe that the expectations, opinions, projections and comments reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and we can give no assurance that such statements will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, management and key personnel change, changes in general economic conditions, such as the rate of unemployment, interest rate and currency fluctuations, changes to tax laws applicable to corporate multinationals, such as the recently enacted U.S. Tax Cuts and Jobs Act of 2017, fuel and other energy costs, slower growth in personal income, changes in consumer spending, changes in the rate of housing turnover, the availability of consumer credit and of mortgage financing, inflation or deflation of commodity prices, and other factors that can negatively affect our customers, as well as our ability to: (i) respond to adverse trends in the housing industry, a reduced rate of growth in household formation, and slower rates of growth in housing renovation and repair activity, as well as uneven recovery in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes necessary to realize the benefits of our strategic initiatives focused on omni-channel sales and marketing presence and enhance our efficiency; (iii) attract, train, and retain highly-qualified associates; (iv) manage our business effectively as we adapt our operating model to meet the changing expectations of our customers; (v) maintain, improve, upgrade and protect our critical information systems from data security breaches, ransomware and other cyber threats; (vi) respond to fluctuations in the prices and availability of services, supplies, and products; (vii) respond to the growth and impact of competition; (viii) address changes in existing or new laws or regulations that affect consumer credit, employment/labor, trade, product safety, transportation/logistics, energy costs, health care, tax or environmental issues; (ix) positively and effectively manage our public image and reputation and respond appropriately to unanticipated failures to maintain a high level of product and service quality that could result in a negative impact on customer confidence and adversely affect sales; and (x) effectively manage our relationships with selected suppliers of brand name products and key vendors and service providers, including third party installers. In addition, we could experience impairment losses if either the actual results of our operating stores are not consistent with the assumptions and judgments we have made in estimating future cash flows and determining asset fair values, or we are required to reduce the carrying amount of our investment in certain unconsolidated entities. With respect to acquisitions, potential risks include the effect of such transactions on Lowe’s and the target company’s strategic relationships, operating results and businesses generally; our ability to integrate personnel, labor models, financial, IT and other systems successfully; disruption of our ongoing business and distraction of management; hiring additional management and other critical personnel; increasing the scope, geographic diversity and complexity of our operations; significant integration costs or unknown liabilities; and failure to realize the expected benefits of the transaction. For more information about these and other risks and uncertainties that we are exposed to, you should read the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” included in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC.

The forward-looking statements contained in this news release are expressly qualified in their entirety by the foregoing cautionary statements. The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All such forward-looking statements are based upon data available as of the date of this release or other specified date and speak only as of such date. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf about any of the matters covered in this release are qualified by these cautionary statements and in the “Risk Factors” included in our most recent Annual Report on Form 10-K and the description of material changes thereto, if any, included in our Quarterly Reports on Form 10-Q or subsequent filings with the SEC. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, change in circumstances, future events or otherwise, except as may be required by law.

 Lowe’s Companies, Inc.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving more than 18 million customers a week in the United States, Canada and Mexico. With fiscal year 2017 sales of $68.6 billion, Lowe’s and its related businesses operate or service more than 2,390 home improvement and hardware stores and employ over 310,000 people. Founded in 1946 and based in Mooresville, N.C., Lowe’s supports the communities it serves through programs that focus on K-12 public education and community improvement projects. For more information, visit Lowes.com.

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Lowe’s Companies, Inc.

Consolidated Statements of Current and Retained Earnings (Unaudited)

In Millions, Except Per Share and Percentage Data

	Three Months Ended
	May 4, 2018		May 5, 2017
Current Earnings	Amount	% Sales	Amount	% Sales
Net sales	$17,360	100.00	$16,860	100.00
Cost of sales	11,348	65.37	11,060	65.60
Gross margin	6,012	34.63	5,800	34.40
Expenses:
Selling, general and administrative	4,187	24.12	3,876	22.99
Depreciation and amortization	360	2.07	365	2.16
Operating income	1,465	8.44	1,559	9.25
Interest - net	160	0.92	161	0.96
Loss on extinguishment of debt	—	—	464	2.75
Pre-tax earnings	1,305	7.52	934	5.54
Income tax provision	317	1.83	332	1.97
Net earnings	$988	5.69	$602	3.57

Weighted average common shares outstanding - basic	825		857
Basic earnings per common share (1)	$1.19		$0.70
Weighted average common shares outstanding - diluted	826		858
Diluted earnings per common share (1)	$1.19		$0.70
Cash dividends per share	$0.41		$0.35

Retained Earnings

Balance at beginning of period	$5,425		$6,241
Cumulative effect of accounting change	33		—
Net earnings	988		602
Cash dividends declared	(338)		(299)
Share repurchases	(703)		(1,198)
Balance at end of period	$5,405		$5,346

(1)	Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $985 million for the three months ended May 4, 2018 and $600 million for the three months ended May 5, 2017.

Lowe’s Companies, Inc.

Consolidated Statements of Comprehensive Income (Unaudited)

In Millions, Except Percentage Data

	Three Months Ended
	May 4, 2018		May 5, 2017
	Amount	% Sales	Amount	% Sales
Net earnings	$988	5.69	$602	3.57
Foreign currency translation adjustments - net of tax	(83)	(0.48)	(1)	—
Other comprehensive loss	(83)	(0.48)	(1)	—
Comprehensive income	$905	5.21	$601	3.57

Lowe’s Companies, Inc.

Consolidated Balance Sheets

In Millions, Except Par Value Data

		(Unaudited)	(Unaudited)
		May 4, 2018	May 5, 2017	February 2, 2018
Assets
Current assets:
Cash and cash equivalents		$1,565	$1,963	$588
Short-term investments		205	84	102
Merchandise inventory - net		13,204	12,254	11,393
Other current assets		1,059	975	689

Total current assets		16,033	15,276	12,772
Property, less accumulated depreciation		19,500	19,748	19,721
Long-term investments		321	477	408
Deferred income taxes - net		199	272	168
Goodwill		1,288	1,081	1,307
Other assets		896	759	915

Total assets		$38,237	$37,613	$35,291

Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings		$—	$—	$1,137
Current maturities of long-term debt		896	295	294
Accounts payable		10,104	9,905	6,590
Accrued compensation and employee benefits		715	725	747
Deferred revenue		1,439	1,415	1,378
Other current liabilities		2,620	2,346	1,950

Total current liabilities		15,774	14,686	12,096
Long-term debt, excluding current maturities		14,948	15,770	15,564
Deferred revenue - extended protection plans		808	769	803
Other liabilities		962	857	955

Total liabilities		32,492	32,082	29,418

Shareholders’ equity:
Preferred stock - $5 par value, none issued		—	—	—
Common stock - $0.50 par value;
Shares issued and outstanding
May 4, 2018	822
May 5, 2017	853
February 2, 2018	830	411	426	415
Capital in excess of par value		—	—	22
Retained earnings		5,405	5,346	5,425
Accumulated other comprehensive income/(loss)		(71)	(241)	11

Total shareholders’ equity		5,745	5,531	5,873

Total liabilities and shareholders’ equity		$38,237	$37,613	$35,291

Lowe’s Companies, Inc.

Consolidated Statements of Cash Flows (Unaudited)

In Millions

	Three Months Ended
	May 4, 2018	May 5, 2017
Cash flows from operating activities:
Net earnings	$988	$602
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	387	389
Deferred income taxes	(21)	(64)
Loss on property and other assets - net	6	11
Loss on extinguishment of debt	—	464
Loss on cost method and equity method investments	—	7
Share-based payment expense	24	26
Changes in operating assets and liabilities:
Merchandise inventory - net	(1,846)	(1,808)
Other operating assets	(234)	(64)
Accounts payable	3,521	3,291
Other operating liabilities	604	441
Net cash provided by operating activities	3,429	3,295

Cash flows from investing activities:
Purchases of investments	(573)	(153)
Proceeds from sale/maturity of investments	556	59
Capital expenditures	(224)	(202)
Proceeds from sale of property and other long-term assets	5	6
Other - net	—	(1)
Net cash used in investing activities	(236)	(291)

Cash flows from financing activities:
Net change in short-term borrowings	(1,140)	(511)
Net proceeds from issuance of long-term debt	—	2,968
Repayment of long-term debt	(13)	(2,558)
Proceeds from issuance of common stock under share-based payment plans	8	38
Cash dividend payments	(340)	(304)
Repurchase of common stock	(728)	(1,237)
Other - net	(2)	(1)

Net cash used in financing activities	(2,215)	(1,605)

Effect of exchange rate changes on cash	(1)	6
Net increase in cash and cash equivalents	977	1,405
Cash and cash equivalents, beginning of period	588	558
Cash and cash equivalents, end of period	$1,565	$1,963

Lowe’s Companies, Inc.

Non-GAAP Financial Measures Reconciliation

To provide additional transparency, the company has presented the non-GAAP financial measure of adjusted earnings per share to exclude the impact of certain discrete items, as further described below, not contemplated in Lowe’s original Business Outlook for 2017 to assist the user in understanding performance relative to that Business Outlook. The company believes this non-GAAP financial measure provides useful insight for analysts and investors in evaluating the company’s operational performance.

In the first quarter of 2017, the company recognized a $464 million or $0.33 per share loss on extinguishment of debt in connection with a $1.6 billion cash tender offer.

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the company’s diluted earnings per share as prepared in accordance with GAAP. The company’s methods of determining this non-GAAP financial measure may differ from the method used by other companies for this or similar non-GAAP financial measures. Accordingly, this non-GAAP measure may not be comparable to the measures used by other companies.

Detailed reconciliations between the company’s GAAP and non-GAAP financial results are shown below and available on the company’s website at www.lowes.com/investor.

	Three Months Ended
	(Unaudited)			(Unaudited)
	May 4, 2018			May 5, 2017
(millions, except per share data)	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Diluted earnings per share, as reported			$1.19			$0.70
Non-GAAP Adjustments
Loss on extinguishment of debt	—	—	—	0.54	(0.21)	0.33
Adjusted diluted earnings per share			$1.19			$1.03